Exhibit (d)(1)(ii)

FORM OF AMENDMENT NO. 1

TO THE

INVESTMENT ADVISORY AGREEMENT

FORM OF AMENDMENT NO. 1 effective as of [            , 2020] (“Amendment No. 1”) to the Investment Advisory Agreement, dated as of November 13, 2019 (the “Agreement”) between AXA Premier VIP Trust, a Delaware statutory trust (“Trust”), and AXA Equitable Funds Management Group, LLC, a limited liability corporation organized in the State of Delaware (“Adviser or FMG LLC”).

WHEREAS, the Adviser and the Trust desire to modify the fees and breakpoint schedules with respect to the CharterSM Multi-Sector Bond Portfolio as highlighted in Appendix B.

NOW, THEREFORE, The Trust and the Adviser agree to modify and amend the Agreement as follows:

1.    Name Change. The name of the CharterSM Multi-Sector Bond Portfolio is hereby changed to EQ/Core Plus Bond Portfolio.

2.    Appendix A. Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which FMG LLC is appointed investment adviser with respect to each Portfolio is hereby replaced in its entirety by Appendix A attached hereto.

3.    Appendix B. Appendix B to the Agreement, which sets forth the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

4.    Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first set forth above.

AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC		AXA PREMIER VIP TRUST

By:		By:
	Kenneth Kozlowski		Brian Walsh
	Director, Executive Vice President and Chief Investment Officer		Chief Financial Officer and Treasurer

APPENDIX A

INVESTMENT ADVISORY AGREEMENT

Portfolios

CharterSM Aggressive Growth Portfolio

CharterSM Conservative Portfolio

CharterSM Growth Portfolio

CharterSM Moderate Growth Portfolio

CharterSM Moderate Portfolio

EQ/Core Plus Bond Portfolio

(formerly, CharterSM Multi-Sector Bond Portfolio)

CharterSM Small Cap Growth Portfolio

CharterSM Small Cap Value Portfolio

EQ/Aggressive Allocation Portfolio

EQ/Conservative Allocation Portfolio

EQ/Conservative-Plus Allocation Portfolio

EQ/Moderate Allocation Portfolio

EQ/Moderate-Plus Allocation Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio

FORM OF AMENDMENT NO. 1 TO

INVESTMENT ADVISORY AGREEMENT

APPENDIX B

The Trust will pay the Adviser, on a monthly basis, compensation computed and accrued daily at an annual rate equal to the following:

(as percentage of daily net assets)
Bond Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Core Plus Bond Portfolio (formerly, CharterSM Multi-Sector Bond Portfolio	0.600%	0.580%	0.560%	0.540%	0.530%

(as percentage of daily net assets)

Classic Allocation Portfolios	First $2 Billion	Next $2 Billion	Next $2 Billion	Next $3 Billion	Thereafter
EQ/Aggressive Allocation Portfolio	0.1000%	0.0925%	0.0900%	0.0875%	0.0850%
EQ/Conservative Allocation Portfolio	0.1000%	0.0925%	0.0900%	0.0875%	0.0850%
EQ/Conservative-Plus Allocation Portfolio	0.1000%	0.0925%	0.0900%	0.0875%	0.0850%
EQ/Moderate Allocation Portfolio	0.1000%	0.0925%	0.0900%	0.0875%	0.0850%
EQ/Moderate-Plus Allocation Portfolio	0.1000%	0.0925%	0.0900%	0.0875%	0.0850%

(as percentage of daily net assets)
Charter Portfolios
CharterSM Conservative Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Moderate Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Moderate Growth Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Growth Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Aggressive Growth Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Small Cap Growth Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Small Cap Value Portfolio	0.15% of the Portfolio’s average daily net assets

(as percentage of daily net assets)
Target Date Portfolios
Target 2015 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets
Target 2025 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets
Target 2035 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets
Target 2045 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets
Target 2055 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets

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